UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 14, 2019

LOOP INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54786	27-2094706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Fernand-Poitras

Terrebonne, Quebec, Canada, J6Y 1Y4

(Address of principal executive offices, including zip code)

(450) 951-8555

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LOOP	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously announced, on May 29, 2019, Loop Industries, Inc. (the “Company”) entered into that certain Securities Purchase Agreement by and among the Company, Northern Private Capital Fund I Limited Partnership, an accredited investor (the “Purchaser”), and Daniel Solomita (“Solomita”), in his individual capacity and solely for the purposes of the Voting Arrangement (as defined below) (the “SPA”). On June 14, 2019, the parties to the SPA entered into an amendment to such SPA (the “Amendment”). Pursuant to the Amendment, the Purchaser has the right to nominate one director to be appointed to the Company’s board of directors and Solomita has agreed to vote all shares of Common Stock he then owns or has control over to elect such director (the “Voting Arrangement”) for as long as Northern Private Capital Fund I Limited Partnership, individually or in the aggregate with any other fund managed by Northern Private Capital Ltd. (collectively, “NPC”), holds at least a number of shares of the Company’s common stock (the “Common Stock”) equivalent to ten percent (10%) of the number of shares of Common Stock issued and outstanding (the “Nomination Threshold”), or, to the extent that the Company issues shares of Common Stock such that the ownership of NPC falls below ten percent (10%) of the number of shares of Common Stock issued and outstanding, and NPC have not sold or transferred any shares (other than sales or transfers among NPC), then the Nomination Threshold would be reduced proportionately to reflect the percentage by which NPC will have been diluted, provided that the Nomination Threshold will not be lower than eight percent (8%).

Item 8.01. Other Events.

On June 14, 2019, the Company issued a press release announcing the closing of the registered direct offering of an aggregate of 4,093,567 shares of the Company’s common stock at a per share purchase price of $8.55 per share, for aggregate net proceeds of approximately $34.6 million, after deducting estimated offering expenses payable by the Company of approximately $400,000, and of the issuance to the Purchaser of options to purchase up to an additional 4,093,567 shares of the Company’s common stock at an exercise price of $11.00 per share, which will vest on December 15, 2019 and are exercisable for three years following the closing date of the Offering. A copy of this press release is furnished hereto as Exhibit 99.1.

The issuance and sale of the Shares is registered under the Securities Act of 1933 (the “Securities Act”) pursuant to the Company’s Registration Statement on Form S-3 (No. 333-226789), which was declared effective by the Securities and Exchange Commission (the “SEC”) on August 10, 2018, supplemented by a prospectus supplement dated May 29, 2019 and filed with the SEC pursuant to Rule 424(b)(5) under the Securities Act. The Securities may only be offered by means of a prospectus. Copies of the prospectus and prospectus supplement can be obtained directly from the Company’s website at http://www.loopindustries.com/en/investors/sec and at the SEC’s website at www.sec.gov. No statement in this document or the attached exhibits is an offer to purchase or a solicitation of an offer to sell securities. No offer, solicitation or sale will be made in any jurisdiction in which such offer, solicitation or sale is unlawful.

The information set forth in this Item 8.01 is intended to be furnished under Item 8.01 of Form 8-K (Other Events). This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. In addition, this information shall not be incorporated by reference into any registration statement filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing.

Investors and others should note that we announce material financial information to our investors using our investor relations web site (http://www.loopindustries.com/en/investors/home), SEC filings, press releases, public conference calls and webcasts. We use these channels, as well as social media, to communicate with our members and the public about our company, our services and other issues. It is possible that the information we post on social media could be deemed to be material information. Therefore, we encourage investors, the media, and others interested in our company to review the information we post on the United States social media channels listed on our investor relations web site.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Amendment to Securities Purchase Agreement dated June 14, 2019 between Loop Industries, Inc. and the Purchaser identified therein.
99.1	Press Release dated June 14, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOOP INDUSTRIES, INC.

Date: June 14, 2019	By:	/s/ Daniel Solomita
Daniel Solomita
Chief Executive Officer and President

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